UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2021
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)4
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On May 18, 2021, TRIP Railcar Co., LLC (“TRIP Railcar”), as borrower, Trinity Industries Leasing Company (“TILC”), and TRIP Rail Holdings LLC (“TRIP Holdings”) (collectively, the “TRIP Parties”) entered into a Term Loan Agreement (the “Loan Agreement”), by and among the TRIP Parties, the lenders party thereto (the “Lenders”), Credit Suisse AG, New York Branch, as agent for the Lenders, and U.S. Bank National Association, as collateral agent and depositary. TILC is a wholly-owned subsidiary of Trinity Industries, Inc. (the “Company”); the equity members of TRIP Holdings are TILC (owner of approximately 42.6% of the equity interests) and other investors; TRIP Railcar is a wholly-owned subsidiary of TRIP Holdings.
The Loan Agreement provides for the issuance to TRIP Railcar of up to $535.0 million of loans (“Loans”) on the funding date. The Loans will bear interest at a variable rate based on LIBOR or an alternate base rate plus a facility margin of 1.85%.
Any Loans will be obligations of TRIP Railcar only, secured by (among other things) up to approximately 11,000 railcars and operating leases thereon, assuming issuance of the full $535.0 million amount. The railcars and leases will be acquired indirectly by TRIP Railcar from TRIP Rail Master Funding LLC (“TRMF”), another subsidiary of TRIP Holdings.
The Loan Agreement contains representations, warranties, covenants and funding conditions customary for a transaction of this type. The Loan Agreement also contains customary provisions pursuant to which TRIP Railcar and TRIP Holdings agree to hold harmless and indemnify the Lenders, the agent, the collateral agent, and the depositary against damages under certain circumstances.
The funding of any Loans is expected to occur on or about June 15, 2021. The Company can give no assurance that the funding will occur on that date or at all.
TRIP Railcar is expected to use the proceeds from any Loans to purchase railcars and related operating leases thereon from TRMF. The Loans are expected to constitute part of a refinancing of TRMF’s currently outstanding debt.
Forward-Looking Statements
Some statements in this Current Report on Form 8-K, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s estimates, expectations, beliefs, intentions, or strategies for the future, including the expected funding of the Loans. The assumptions underlying these forward-looking statements include, but are not limited to, future financial and operating performance, future opportunities, and any other statements regarding events or developments that the Company believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting the Company’s operations, markets, products, services, and prices, and such forward-looking statements are not guarantees of future performance. In particular, the funding of the Loans is subject to general market and other conditions, which in turn are subject to a broad range of risks and uncertainties that could affect the Company, and there are no assurances that the funding will be completed when expected or at all. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by the Company’s Quarterly Reports on Form 10-Q, and the Company’s Current Reports on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 21, 2021	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer